Exhibit 99.d.1.a

EXHIBIT A*
INVESTMENT ADVISORY AGREEMENT
 BETWEEN
ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee

Aberdeen Tax-Free Income	$0 up to $250 million	0.425%
Fund	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%
Aberdeen Small Cap Fund	up to $100 million	0.95%
	$100 million or more	0.80%
Aberdeen Natural Resources	$0 up to $500 million	0.70%
Fund	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%
Aberdeen Technology and	$0 up to $500 million	0.88%
Communications Fund	$500 million up to $2 billion	0.83%
	$2 billion and more	0.78%
Aberdeen Health Sciences	$0 up to $500 million	0.90%
Fund	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen U.S. Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.80%
	$2 billion and more	0.75%
Aberdeen Equity Long-Short	$0 up to $250 million	1.50%
Fund	$250 million and more	1.25%
Aberdeen China Opportunities	$0 up to $500 million	1.25%
Fund	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%
Aberdeen Optimal Allocations	All Assets	0.15%
Funds:
Growth Fund
Moderate Growth Fund
Moderate Fund
Specialty Fund
Defensive Fund
Aberdeen Developing Markets	$0 up to $500 million	1.05%
Fund	$500 million up to $2 billion	1.00%
	$2 billion and more	0.95%
Aberdeen International Equity	$0 up to $500 million	0.90%
Fund	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Fund	Assets	Investment Advisory Fee

Aberdeen Select Worldwide	$0 up to $500 million	0.90%
Fund	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Global Financial	$0 up to $500 million	0.90%
Services Fund	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Global Utilities	$0 up to $500 million	0.70%
Fund	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%
Aberdeen Core Income Fund	$0 up to $2 billion	0.30%
	$2 billion up to $5 billion	0.275%
	$5 billion or more	0.25%
Aberdeen Core Plus Income	$0 up to $500 million	0.325%
Fund	$500 million up to $1 billion	0.305%
	$1 billion up to $5 billion	0.285%
	$5 billion and more	0.255%
Aberdeen Asia Bond	All Assets	0.50%
Institutional Fund
Aberdeen Global Fixed	All Assets	1.00%
Income Fund
Aberdeen Global Small Cap	All Assets	1.25%
Fund
Aberdeen International Equity	All Assets	0.80%
Institutional Fund
Aberdeen Emerging Markets	All Assets	0.90%
Institutional Fund

As most recently approved at the ___________, 2009 Board Meeting.